Exhibit 99.1

Investor Contact: Michael J. Carlotti	Media Contact: Laura Olson-Reyes
(702) 584-7995	(702) 584-7742
mcarlotti@ballytech.com	lolson-reyes@ballytech.com

BALLY TECHNOLOGIES, INC. REPORTS RECORD QUARTERLY DILUTED EPS ON RECORD THIRD QUARTER REVENUE

•                 THIRD QUARTER REVENUE UP 20 PERCENT TO $229 MILLION WITH DILUTED EPS OF $0.67

•                  WIDE-AREA PROGRESSIVE INSTALLED BASE GROWS 54 PERCENT AND SETS RECORD QUARTERLY REVENUE, DRIVEN BY 127 INSTALLS OF GREASE™  IN MARCH

•                  COMPANY REPURCHASES $54 MILLION WORTH OF STOCK SINCE DECEMBER 31, 2011

•                  ANTICIPATES RECORD FOURTH QUARTER DILUTED EPS AND UPDATES FISCAL 2012 DILUTED EPS GUIDANCE TO $2.37 TO $2.45

LAS VEGAS, April 26, 2012 — Bally Technologies, Inc. (NYSE: BYI), a leader in slots, video machines, casino management, interactive applications, and networked and server-based systems for the global gaming industry, today announced record quarterly diluted earnings per share from continuing operations (“Diluted EPS”) of $0.67 on third-quarter record revenue of $229 million for the three months ended March 31, 2012.  Diluted EPS was $1.65 on revenue of $634 million for the nine months ended March 31, 2012.

“The past several months have been momentous, with DM Tournaments™ helping set two Guinness World Records®, numerous product awards received, and record attendance at our Systems Users Conference,” said Richard M. Haddrill, the Company’s Chief Executive Officer.  “Most importantly, our third quarter financial and operating results are showing the payoffs from multiple investments as we execute on our growth initiatives.  Bally continues to have a bright future as we partner with our customers to innovate the gaming experience.”

“We continue to thoughtfully allocate capital to invest in our growth, as well as to enhance shareholder value,” said Neil Davidson, the Company’s Chief Financial Officer.  “This quarter represents the 18th quarter in a row that we have repurchased stock.  Since December 31, 2011, we purchased approximately 1.2 million shares of common stock for $54 million at $45.69 per share, of which $41 million was in our third quarter, all while remaining under two turns of leverage.”

As of today, the Company has approximately $57 million available under its Board-authorized share repurchase plan.  Additionally, the Company’s leverage ratio remains below 2.0 times, which leaves the Company’s share repurchases unrestricted under the terms of its credit agreement.

Third Quarter Fiscal 2012 Highlights

	Three Months Ended March 31,				Nine Months Ended March 31,
	2012	% Rev	2011	% Rev	2012	% Rev	2011	% Rev
	(dollars in millions, except per share amounts)
Revenues:
Gaming Equipment	$79.3	35%	$63.7	33%	$213.9	34%	$173.9	32%
Gaming Operations	92.5	40%	80.0	42%	263.7	41%	236.3	43%
Systems	56.8	25%	47.3	25%	156.4	25%	134.3	25%
Total revenues	$228.6	100%	$191.0	100%	$634.0	100%	$544.5	100%

Gross Margin:
Gaming Equipment (1)	$36.6	46%	$27.3	43%	$95.0	44%	$81.2	47%
Gaming Operations	67.5	73%	59.1	74%	190.6	72%	170.5	72%
Systems (1)	40.4	71%	36.4	77%	115.0	74%	99.7	74%
Total gross margin	$144.5	63%	$122.8	64%	$400.6	63%	$351.4	65%

Selling, general and administrative (2)	$63.8	28%	$57.6	30%	$182.3	29%	$164.4	30%
Research and development costs	24.8	11%	22.1	12%	70.6	11%	64.8	12%
Depreciation and amortization	5.7	2%	5.2	3%	17.1	3%	14.6	3%
Operating income	$50.2	22%	$37.9	20%	$130.6	21%	$107.6	20%
Adjusted EBITDA	$74.4		$60.8		$200.7		$175.8
Diluted EPS	$0.67		$0.43		$1.65		$1.31

(1)         Gross Margin from Gaming Equipment and Systems excludes amortization related to certain intangibles, including core technology and license rights, which are included in depreciation and amortization.

(2)         Selling, general and administrative expenses for the three and nine months ended March 31, 2012 include a $1.8 million impairment on notes receivable related to development financing.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Operating Statistics
New gaming devices	4,147	3,417	11,182	9,708
New unit Average Selling Price (“ASP”)	$17,073	$15,556	$16,978	$15,482

	As of March 31,
	2012	2011
End-of-period installed base:
Linked progressive systems	1,388	910
Rental and daily-fee games	14,824	13,833
Lottery systems	10,989	8,263
Centrally determined systems	47,450	51,482

“This quarter’s operating results are a testament to our continuing progress in all major business areas.  Our ALPHA 2 Pro Series™ titles are performing well in various parts of the world, our gaming operations installed base is expanding driven by products like GREASE, and our Systems business continues to move forward at a healthy pace both in terms of product improvement and the number of new customers joining the Bally Systems family every month, “ said Ramesh Srinivasan, the Company’s President and Chief Operating Officer.  “GREASE, our latest wide-area progressive, reached an install base of 127 units, with better-than-expected initial performance.  Overall wide-area progressive revenues set a quarterly record, and overall wide-area progressive revenue-per-day exceeded $100 per unit during the quarter.”

Highlights of Certain Results for the Three Months Ended March 31, 2012

Overall

•                  Total revenue increased 20 percent to a third-quarter record of $229 million as compared with $191 million last year.

•                  Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, including share-based compensation), a non-GAAP financial measure, increased 22 percent to $74 million as compared with $61 million last year.

•                  Selling, general and administrative expenses (“SG&A”) declined to 28 percent of total revenues from 30 percent last year.  SG&A increased $6 million primarily due to an increase in payroll to support key new markets and includes a $1.8 million impairment on notes receivable related to development financing.

•                  Research and development expenses (“R&D”) decreased to 11 percent of total revenues compared to 12 percent last year, with revenues growing faster than R&D expense growth, as past R&D efforts begin to pay off with increased product acceptance among our customer base.

•                  Operating income increased 32 percent to $50 million compared with $38 million last year.  Operating margin increased to 22 percent from 20 percent last year.

•                  Diluted EPS increased 56 percent to an all-time record $0.67 from last year’s $0.43.

Gaming Equipment

•                  Revenues increased 24 percent to $79 million as compared with $64 million last year, driven by higher unit sales and ASP.

•                  ASP of new gaming devices increased 10 percent to $17,073 per unit from $15,556 last year, primarily as a result of product mix and an increase in ASP from international sales.

•                  New-unit sales to international customers were 29 percent of total new-unit shipments.

•                  Gross margin increased to 46 percent from 43 percent last year, primarily due to mix and cost reductions on certain models of the Pro Series line of cabinets. Additionally, the prior year included certain write-downs related to older technology platforms.

Gaming Operations

•                  Revenues increased 16 percent to a quarterly record of $93 million as compared with $80 million last year, driven by growth in the installed base of premium and wide-area progressive games, as well as placement of games at the recently opened Resorts World Casino New York.

•                  Gross margin remained relatively consistent at 73 percent compared to 74 percent last year.

Systems

•                  Revenues increased 20 percent to $57 million as compared with $47 million last year.

•                  Maintenance revenues increased to a record $20 million as compared with $16 million last year.

•                  Gross margin decreased to 71 percent from 77 percent last year, primarily as a result of the change in mix of products.  Specifically, hardware sales were 36 percent of systems revenues, and software and service sales were 30 percent, as compared to 34 percent for hardware and 31 percent for software and services in the same period last year.

Highlights of Certain Results for the Nine Months Ended March 31, 2012

Overall

•                  Total revenue increased 16 percent to $634 million as compared with $544 million last year.

•                  Adjusted EBITDA increased 14 percent to $201 million as compared with $176 million last year.

•                  SG&A declined to 29 percent of total revenues from 30 percent last year.  SG&A increased $18 million primarily due to increases in payroll, regulatory, and other infrastructure expenses to support key new markets and an increase in bad debt and includes a $1.8 million impairment on notes receivable related to development financing.

•                  R&D decreased to 11 percent of total revenues as compared with 12 percent last year, with revenues growing faster than R&D expense growth, as past R&D efforts begin to pay off with increased product acceptance among our customer base.

•                  Operating income increased 21 percent to $131 million compared with $108 million last year.  Operating margin increased to 21 percent from 20 percent last year.

•                  Diluted EPS increased 26 percent to $1.65 from last year’s $1.31, which included a prior-period benefit of $0.05 per diluted share from the reinstatement of the U.S. research and development tax credit.

Gaming Equipment

•                  Revenues increased 23 percent to $214 million as compared with $174 million last year, driven by higher unit sales and ASP.

•                  ASP of new gaming devices increased 10 percent to $16,978 per unit from $15,482 last year, primarily as a result of product mix and an increase in ASP from international sales.

•                  New-unit sales to international customers were 28 percent of total new-unit shipments.

•                  Gross margin decreased to 44 percent from 47 percent last year, primarily due to higher costs for the initial production runs of several models of the Pro Series line of cabinets, which were released in late fiscal 2011.

Gaming Operations

•                  Revenues increased 12 percent to a record $264 million as compared with $236 million last year, driven by growth in the installed base of premium and wide-area progressive games, as well as placement of games at the recently opened Resorts World Casino New York.

•                  Gross margin was flat at 72 percent.

Systems

•                  Revenues increased 16 percent to $156 million as compared with $134 million last year.

•                  Maintenance revenues increased to a record $55 million as compared with $48 million last year.

•                  Gross margin was flat at 74 percent.  Hardware sales were 33 percent of systems revenues, and software and service sales were 32 percent, as compared to 37 percent for hardware and 27 percent for software and services in the same period last year.

Fiscal 2012 Business Update

The Company updated its fiscal 2012 guidance for Diluted EPS to a range of $2.37 to $2.45, which includes $1.65 per diluted share earned during the first nine months of fiscal 2012.

The Company has provided this earnings guidance for fiscal 2012 to give investors general information on the overall direction of its business at this time. The guidance provided is subject to numerous uncertainties, including, among others, overall economic and capital-market conditions, the market for gaming devices and systems, changes in gaming legislation, the timing of new jurisdictions and casino openings, the timing and completion of new systems installations, competitive product introductions, complex revenue-recognition rules related to the Company’s business, and assumptions about the Company’s new product introductions and regulatory approvals.  The Company does not intend and undertakes no obligation to update its forward-looking statements, including forecasts, potential opportunities for growth in new and existing markets, and future prospects for proposed new products.  Accordingly, the Company does not intend to update guidance during the quarter.  Additional information about the factors that could potentially affect the Company’s financial results included in today’s press release can be found in the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Non-GAAP Financial Measures

The following table reconciles the Company’s net income attributable to Bally Technologies, Inc., as determined in accordance with generally accepted accounting principles (“GAAP”), to Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
	(in 000s)
Income from continuing operations, net of tax	$29,967	$23,766	$74,627	$73,210
Interest expense, net	2,925	1,579	9,537	5,269
Income tax expense	17,713	13,651	44,254	32,283
Depreciation and amortization	20,132	18,878	61,325	55,483
Share-based compensation	3,704	2,954	10,986	9,600
Adjusted EBITDA	$74,441	$60,828	$200,729	$175,845

Adjusted EBITDA is a supplemental non-GAAP financial measure used by the Company’s management and by some industry analysts to evaluate the Company’s ability to service debt, and is used by some investors and financial analysts in the gaming industry in measuring and comparing Bally’s leverage, liquidity, and operating performance to other gaming companies.  Adjusted EBITDA should not be considered an alternative to operating income or net cash from operations as determined in accordance with GAAP.  Not all companies calculate Adjusted EBITDA the same way, and the Company’s presentation may be different from those presented by other companies.

Earnings Conference Call and Webcast

As previously announced, the Company is hosting a conference call and webcast today at 4:30 p.m. EDT (1:30 p.m. PDT). The conference-call dial-in number is 800-215-2410 or 617-597-5410 (International); passcode “Bally”.  The webcast can be accessed by visiting BallyTech.com and selecting “Investor Relations.” Interested parties should initiate the call and webcast process at least five minutes prior to the beginning of the presentation. For those who miss this event, an archived version will be available at BallyTech.com until May 26, 2012.

About Bally Technologies, Inc.

With a history dating back to 1932, Las Vegas-based Bally Technologies designs, manufactures, operates, and distributes advanced technology-based gaming devices and systems worldwide, as well as interactive and mobile solutions.  Bally’s product line includes reel-spinning slot machines, video slot machines, wide-area progressives, and Class II, lottery, and central determination games and platforms.  Bally also offers an array of casino management, slot accounting, bonusing, cashless, and table-management solutions.  Additional Company information, including the Company’s investor presentation, can be found at BallyTech.com. Connect with Bally on Facebook, Twitter, YouTube and LinkedIn.

This news release may contain “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created thereby.  Forward looking-statements are subject to change and involve risks and uncertainties that could significantly affect future results, including those risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Although the Company believes any expectations expressed in any forward-looking statements are reasonable, future results may differ materially from those expressed in any forward-looking statements. The Company undertakes no obligation to update the information in this press release except as required by law and represents that the information speaks only as of today’s date.

— BALLY TECHNOLOGIES, INC. —

GREASE - ©2012 Paramount Pictures. All Rights Reserved.

BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND NINE MONTHS ENDED MARCH 31, 2012 AND MARCH 31, 2011

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
	(in 000s, except per share amounts)
Revenues:
Gaming equipment and systems	$136,032	$110,909	$370,262	$308,136
Gaming operations	92,508	80,032	263,702	236,339
	228,540	190,941	633,964	544,475
Costs and expenses:
Cost of gaming equipment and systems (1)	59,046	47,275	160,220	127,262
Cost of gaming operations	25,017	20,906	73,107	65,820
Selling, general and administrative	63,764	57,562	182,290	164,361
Research and development costs	24,838	22,088	70,601	64,832
Depreciation and amortization	5,648	5,208	17,089	14,579
	178,313	153,039	503,307	436,854
Operating income	50,227	37,902	130,657	107,621
Other income (expense):
Interest income	1,225	1,276	3,695	3,616
Interest expense	(4,150)	(2,855)	(13,232)	(8,885)
Other, net	325	1,106	(2,259)	2,630
Income from continuing operations before income taxes	47,627	37,429	118,861	104,982
Income tax expense	(17,713)	(13,651)	(44,254)	(32,283)
Income from continuing operations	29,914	23,778	74,607	72,699
Loss on sale of discontinued operations, net of tax	—	—	—	(403)
Net income	29,914	23,778	74,607	72,296
Less net income (loss) attributable to noncontrolling interests	(53)	12	(20)	(511)
Net income attributable to Bally Technologies, Inc.	$29,967	$23,766	$74,627	$72,807
Basic earnings per share attributable to Bally Technologies, Inc.:
Income from continuing operations	$0.70	$0.45	$1.73	$1.38
Loss on sale of discontinued operations	—	—	—	(0.01)
Basic earnings per share	$0.70	$0.45	$1.73	$1.37

Diluted earnings per share attributable to Bally Technologies, Inc.:
Income from continuing operations	$0.67	$0.43	$1.65	$1.31
Loss on sale of discontinued operations	—	—	—	(0.01)
Diluted earnings per share	$0.67	$0.43	$1.65	$1.30

Weighted average shares outstanding:
Basic	43,087	52,923	43,229	53,311
Diluted	45,052	55,527	45,138	55,849
Amounts attributable to Bally Technologies, Inc.:
Income from continuing operations, net of tax	$29,967	$23,766	$74,627	$73,210
Loss on sale of discontinued operations, net of tax	—	—	—	(403)
Net income	$29,967	$23,766	$74,627	$72,807

(1)         Cost of gaming equipment and systems excludes amortization related to certain intangibles, including core technology and license rights, which are included in depreciation and amortization.

BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2012 AND JUNE 30, 2011

	March 31, 2012	June 30, 2011
	(in 000s, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$35,739	$66,425
Restricted cash	12,093	8,419
Accounts and notes receivable, net of allowances for doubtful accounts of $13,712 and $11,059	255,342	235,246
Inventories	81,720	68,634
Prepaid and refundable income tax	15,992	36,332
Deferred income tax assets	29,244	29,318
Deferred cost of revenue	15,511	13,795
Prepaid assets	12,873	10,524
Other current assets	5,340	4,984
Total current assets	463,854	473,677
Restricted long-term investments	12,824	12,485
Long-term accounts and notes receivables, net of allowances for doubtful accounts of $3,538 and $507	64,098	46,659
Property, plant and equipment, net of accumulated depreciation of $57,599 and $51,570	30,314	33,266
Leased gaming equipment, net of accumulated depreciation of $181,387 and $176,137	115,377	96,691
Goodwill	168,780	162,110
Intangible assets, net	34,037	34,865
Deferred income tax assets	13,316	12,120
Income tax receivable	12,041	10,972
Deferred cost of revenue	18,468	23,193
Other assets, net	23,315	21,356
Total assets	$956,424	$927,394
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,573	$38,411
Accrued and other liabilities	76,133	58,295
Customer deposits	8,313	4,930
Jackpot liabilities	11,465	11,894
Deferred revenue	38,732	28,900
Income tax payable	1,432	3,033
Current maturities of long-term debt	15,211	15,153
Total current liabilities	190,859	160,616
Long-term debt, net of current maturities	469,000	500,250
Deferred revenue	29,951	34,788
Other income tax liability	11,555	9,321
Other liabilities	19,504	7,827
Total liabilities	720,869	712,802
Commitments and contingencies
Stockholders’ equity:
Special stock, 10,000,000 shares authorized: Series E, $100 liquidation value; 115 shares issued and outstanding	12	12
Common stock, $.10 par value; 100,000,000 shares authorized; 62,699,000 and 61,541,000 shares issued and 43,251,000 and 44,397,000 outstanding	6,263	6,149
Treasury stock at cost, 19,448,000 and 17,144,000 shares	(717,033)	(634,268)
Additional paid-in capital	477,347	442,713
Accumulated other comprehensive loss	(10,937)	(3,064)
Retained earnings	478,374	401,363
Total Bally Technologies, Inc. stockholders’ equity	234,026	212,905
Noncontrolling interests	1,529	1,687
Total stockholders’ equity	235,555	214,592
Total liabilities and stockholders’ equity	$956,424	$927,394